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                                                                   EXHIBIT 10.25


            AMENDMENT TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


In a Board of Directors meeting on May 24, 2001, the Board voted to delete from the Supplemental Executive Retirement Plan (SERP) the Change of Control provisions and the related establishment of a trust agreement. As a result, all references to the Change of Control and trust, including Section 12 "Change of Control" in its entirety are removed from the Plan document.